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Company Name ("Affiliate") Surforama.com Portal Services, Inc.
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Primary Site(s) URL(s)     www.surforama.com
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Contact Person(s) Name     Mr. Edward Yau and Mr. Mike Hanson
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Phone                      (604) 318-8899 or (604) 727-8402
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Email                      edward@surforama.com or mike@surforama.com
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Flycast Network
Web Advertising Sales Agreement:

This Agreement, dated October 20/99, describes the entire terms and conditions for the sale of web advertising impressions on the Flycast Network between Flycast Communications Corporation
("Flycast") and (hereinafter "Affiliate").

Section 1.0.
Definitions
1.1. Ad Spaces. The web page section(s) on Affiliate's web site registered with Flycast that generate Impressions.
1.2. Advertisers. Customers who buy Impressions on the Flycast
Network.
1.3. Affiliates. Web sites that register Ad Spaces for sale on the Flycast Network.
1.4. Flycast. Flycast Communications Corporation, a California corporation.
1.5. Flycast Ad Management System. The tools and services provided by Flycast to manage web advertising campaigns, including AdAgentT, AdReporterT, SiteRegistryT, and SiteReporterT.
1.6. Flycast NetworkT. The network of web sites on which Advertisers can purchase Impressions.
1.7. Impressions. Web advertising impressions sold or made available for sale over the Flycast Network.
1.8. SiteRegistryT. The HTML form(s) on Flycast's web site used by Affiliates to register their Ad Spaces with the Flycast Network, and to set and adjust status information, and the terms and conditions of membership with Flycast.

Section 2.0.
Sale of Impressions
2.1. General.
Affiliate agrees to make Impressions available for sale on the Flycast Network in accordance with the terms set forth in the Flycast Site Registry.

2.2. Fulfillment.
Affiliate understands that Advertisers use information about available Impressions on Affiliate's site to plan their Web media buys. Accordingly, Affiliate agrees to provide all the Impressions reflected in the Site Registry for sale over the Flycast Network.

2.3. Payment To Affiliate.
Flycast will pay Affiliate sixty percent (60%) of the Net Revenues generated from the sale of Affiliate's Impressions through the Flycast Network. For this purpose, "Net Revenues" means the revenues invoiced and collected by Flycast, net of all agency commissions or similar charges paid or credited in connection with the sale of the Impressions.
If the performance of ads placed on affiliate site consistently falls below Flycast's network average for a period of two months, Flycast may establish an overdelvery schedule to bring affiliate up to standards.

2.4. Payment Terms
Flycast will remit a monthly payment to Affiliate sixty (60) days after the end of the month in which Impressions are sold through the Flycast Network. For example, Affiliate will be paid by March 30 for ads placed during the preceding month of January. A Flycast payment report summarizing the Affiliate's activity will accompany payment for the month. Flycast will accrue and hold monthly payments due to Affiliate until the aggregate amount due exceeds $200 (or such lesser amount due Affiliate in the event Affiliate terminates its relationship with Flycast).

2.5. Discrepancies

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Affiliate has thirty (30) days from the receipt of payment to report any discrepancy or to question the payment. Flycast and Affiliate will use their best efforts to resolve any discrepancy or question quickly and fairly. In case of a discrepancy between any report generated by Flycast's SiteReporter (Flycast's online reporting application) and Flycast's final billing information, the billing information will control.

2.6. Ad Blocking
Flycast provides Affiliate an automated procedure for blocking selected advertisers or advertisements from appearing on their Ad Spaces. Affiliate is responsible for utilizing Flycast's ad blocking system in accordance with the procedures set forth on Flycast's web site. Affiliate acknowledges that Flycast's ad blocking system provides adequate protection against the appearance of unwanted or inappropriate advertisements or advertisers on Affiliate's Ad Spaces. AFFILIATE AGREES THAT NEITHER FLYCAST OR ANY ADVERTISER SHALL BE LIABLE FOR THE CONTENT OF ANY ADVERTISEMENTS DELIVERED BY FLYCAST ON AFFILIATE'S AD SPACES.

2.7. Minimum Impressions; Term
Affiliate agrees to make a minimum of 100,000 Impressions available for sale per month on the Flycast Network for at least three (3) months from the date hereof. This Agreement will automatically renew at the end of the initial term and will remain in effect unless terminated by either party with 30 day's notice. Either party may, at its sole option, terminate this Agreement in its entirety in the event that (i) the other party breaches any of its material obligations, representations or warranties under this Agreement and fails to cure such breach within thirty (30) days of receiving notice thereof, (ii) the other party is acquired by a third party that would reasonably be determined to be involved in substantial business activities that are directly competitive with the business of the terminating party, or (iii) the other party institutes insolvency, receivership or bankruptcy proceeding or any other proceedings for the settlement of debt, which are not dismissed or resolved in such other party's favor within sixty (60) days thereafter.

2.8. Promotional Impressions
Affiliate agrees to provide up to five percent (5%) of its delivered Impressions to Flycast free of charge for use in collecting demographic data and for promoting the Affiliate and the Flycast Network.

2.9. Rights Upon Termination
On termination of this Agreement, all of Affiliate's rights to conduct the activities set forth in this Agreement shall cease. If this Agreement is terminated for any reason, neither party will be liable to the other because of such termination for damages for the loss of prospective profits, anticipated sales, goodwill, or for expenditures, investments or commitments made in connection with this Agreement. The termination of this Agreement shall not relieve either party from its liability to pay any fees that have accrued to the other party prior to the date of termination. The parties' rights and obligations under Sections 3.6 to 3.8 shall survive expiration or termination of this Agreement.

Section 3.0.
Standard Terms and Conditions
3.1. Programming
Affiliate will effect all necessary HTML changes with respect to the Ad Spaces as described in Flycast SiteRegistry so as to enable Flycast to deliver Impressions to Advertisers in accordance with this Agreement.

3.2. Quality Assurance
Affiliate will maintain its web site and Ad Spaces in accordance with the highest industry standards. Affiliate acknowledges that Flycast has no responsibility to review the content of its web site(s) or Ad Spaces. Without limiting the foregoing, Affiliate represents and warrants that:
   a. Content Restrictions. Affiliate's web site(s) and Ad Spaces shall not contain, or contain links to, content promoting the use of alcohol, tobacco or illegal substances; nudity, sex, pornography, or adult-oriented content; user-generated or "posted" content (i.e. Chat, Guestbook pages, hosted home pages); expletives or inappropriate language; content promoting illegal activity, racism, hate, "spam," mail fraud, pyramid schemes, or investment opportunities or advice not permitted under law; content that is libelous, defamatory, contrary to public policy, or otherwise unlawful, or any other content deemed inappropriate by Flycast in its sole discretion.
   b. Ad Space Location; Limitation. Affiliate agrees to place Flycast Ad Spaces in a conspicuous location on pages on its web site(s), either at the top of the web page, or on the top one-third of an expanded view of the page on a 640x480 monitor. In addition, Affiliate agrees that it shall not display more than one advertisement (whether or not provided by Flycast) on any single page on which a Flycast Ad Space appears.
   c. Valid Impressions. Affiliate shall not run "robots" or "spiders" against its web site(s) or use any means to

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   artificially increase the Impressions available with respect to any Ad Spaces.
   d. Refresh Rates. Affiliate may utilize "meta refresh banner rotations" only for pages that have video broadcast, audio broadcast, or active gaming content. Such ads must not be refreshed more frequently than once every five (5) minutes.
   e. Co-operation. Affiliate will cooperate with any reasonable Flycast efforts or initiatives relating to auditing sites on the Flycast Network, obtaining enhanced demographic information about visitors to Affiliate's site(s), or other activity designed to increase the value of the Flycast Network.
Affiliate understands and agrees that a violation of this Section
3.2 may result in the suspension or termination of active advertising campaigns running on Affiliate's Ad Spaces, removal of Affiliate's web site(s) from the Flycast Network, or any other action deemed necessary in Flycast's sole discretion.

3.3. Proprietary Rights
Affiliate agrees that it shall not have, nor will it claim, any right, title or interest in any advertising content delivered by Flycast (other than Affiliate's own advertising content). Affiliate understands that Flycast grants Affiliate no license to Flycast advertising content, the name "Flycast" or any derivative thereof, or any other trademarks, logos, copyrights, patents, trade secrets, or other intellectual property rights which are owned or controlled by Flycast and made available to Affiliate in any manner.

3.4. Public Relations
Flycast retains the right to refer to Affiliate in its web site, press releases and marketing collateral. Affiliate agrees to provide to Flycast review and approval of all Flycast mentions in press releases and marketing collateral.

3.5. Representation and Warranties
Each party represents and warrants to the other party that such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms. Such party acknowledges that the other party makes no representations, warranties or agreements (written or oral) related to the subject matter except as expressly provided for in this Agreement.

3.6. Limitation of Liability
The parties agree that: (i) Flycast exercises no control and has no responsibility whatsoever over the content or quality of any advertising materials or any AdSpaces, (ii) use of Flycast's services is at Affiliate's own risk, and (iii) this is not a contract for the sale of goods and, therefore, is not subject to the Uniform Commercial Code. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SERVICES ARE PROVIDED "AS IS" AND "AS AVAILABLE" AND FLYCAST DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FOR THE ADVERTISING SERVICES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. Flycast shall not be liable for any advertisers whose content appear on the Flycast Network, nor the contents of any advertisement, nor shall Flycast be liable for any loss, cost, damage, or expense (including attorney's fees) incurred by Affiliate or any advertiser in connection with an advertiser's or Affiliate's participation in the Flycast Network. Flycast makes no guarantees with respect to the services rendered under this Agreement, and neither Flycast nor any of its officers, directors, agents, Flycast Network members or sponsors shall have any liability as a result of Flycast's performance of this Agreement, including, without limitation, Internet disruption, interrupted service, errors or delays in providing the service, levels of use or impressions, loss of data, failure to provide requested subject categories, failure to meet Affiliate or advertiser's requirements, or other injury, damage, or disruption to advertiser or advertiser's web site. Without limiting the foregoing, Flycast's entire liability under, for breach of, arising under, or related to this Agreement or the services to be provided hereunder (whether in tort, contract or any other theory), and Affiliate's sole remedy, is for Flycast, if possible, to provide the services agreed hereunder or refund any amounts prepaid by Affiliate related to the services giving rise to such liability, provided such refund shall not exceed the aggregate charges for services rendered for the prior six months under this Agreement that gave rise to such liability. In no event shall Flycast be liable for indirect, exemplary, special, incidental or consequential damages, or costs, including but not limited to, any lost profits or revenues, loss of use or goodwill, or any third party claims, even if such party has been advised of the possibility of such damages.

3.7. Nondisclosure and Confidential Information

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Affiliate shall not disclose any of the terms and conditions of this Agreement to any third party without the express written consent of Flycast. Neither party shall disclose to any third party the Confidential Information of the other party and shall not use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving party. "Confidential Information" means any information of a party disclosed to the other party, which is identified as, or should be reasonably understood to be, confidential to the disclosing party, including, but not limited to the results of Affiliate's sale of Impressions on the Flycast Network, know-how, trade secrets, technical processes and formulas, software, customer lists, unpublished financial information, business plans, projections, and marketing data. "Confidential Information" shall not include information that (i) is known to the receiving party at the time it receives Confidential Information; (ii) has become publicly known through no wrongful act of the receiving party; (iii) has been rightfully received by the receiving party from a third party authorized to make such communication without restriction; (iv) has been approved for release by written authorization of the disclosing party; or (v) is required by law to be disclosed.

3.8. Indemnification
Affiliate, at its own expense, shall indemnify, defend and hold Flycast and its officers, directors, employees, agents, distributors and licensees harmless from and against any judgment, losses, deficiencies, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with or arising from any claim, suit, action or proceeding (collectively, a "Claim") to the extent the basis of such Claim relates to a breach by Affiliate under this Agreement or in connection with claims arising out of publication of any content or information published by Affiliate hereunder (including, without limitation, any claim of trademark or copyright infringement, libel, defamation or breach of confidentiality) or any product or service related to such content or information or any breach of a third party contract.

3.9. Miscellaneous
a. Independent Contractors. The parties to this Agreement are independent contractors. Neither party is an agent or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

b. Entire Agreement. This Agreement sets forth the entire Agreement between the parties and supersedes prior proposals, agreements, and representations between the parties, whether written or oral, regarding the subject matter contained herein. This Agreement may be changed only by mutual agreement of the parties in writing. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.

c. Assignment. Affiliate may not assign or otherwise transfer, whether voluntarily or by operator of law, any rights or obligations under this Agreement without the prior written consent of Flycast.

d. Governing Law/Notice. This Agreement shall be construed and interpreted according to the laws of the State of California without reference to conflicts of law provisions. The parties hereby consent to the exclusive jurisdiction of the courts of San Francisco County, California. All written notices between the parties shall be deemed to have been given if personally delivered, sent by courier or certified, registered or express mail, transmitted by electronic mail via the Internet (with copy sent by registered or certified airmail) to the address set forth above (or as otherwise directed in writing). Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail or by courier; or (b) three (3) days after the date of posting if transmitted by mail.

e. Waiver/Severability. The waiver by either party of a breach or right under this Agreement will not constitute a waiver of any other or subsequent breach or right. If any provision of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed from the remainder of this Agreement, which will remain in full force and effect.

f. Force Majeure. Flycast shall not be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure of its performance under this Agreement arises by reason of any Act of God, or any government or any governmental body, acts of war, the elements, strikes or labor disputes, or other cause beyond the control of Flycast.

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Flycast Communications Corporation

By: /s/ Peter Micas

Title: EVP Business Development

Flycast Communications Corporation


Affiliate

By: /s/ Mike Hanson (Mike Hanson)

Title:  Vice President

Surforama.com Portal Services, Inc.: